VISTA SELECT INTERMEDIATE TAX FREE INCOME FUND


                              BEGINNING             ENDING
                 TOTAL        REDEMPTION          REDEMPTION
                RETURN        VALUE/NAV           VALUE/NAV

1 YEAR           4.27           10.70               10.60

5 YEAR           7.08            9.81               10.60

10 YEAR          7.33            9.07               10.60

SINCE
INCEPTION         N/A            N/A                 N/A


The net change in the value of an assumed initial investment of $10,000 for the ten year period of business of the predecessor common trust fund ending August 31, 1996 would be $20,279.


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VISTA SELECT TAX FREE INCOME FUND


                                   BEGINNING             ENDING
                   TOTAL           REDEMPTION           REDEMPTION
                   RETURN           VALUE/NAV            VALUE/NAV

1 YEAR              5.18              12.74                12.65

5 YEAR              7.03              12.20                12.65

10 YEAR             7.66              11.95                12.65

SINCE
INCEPTION           N/A                N/A                  N/A


The net change in the value of an assumed initial investment of $10,000 for the ten year period of business of the predecessor common trust fund ending August 31, 1996 would be $20,914.

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VISTA SELECT NEW YORK TAX FREE INCOME FUND


                                     BEGINNING           ENDING
                    TOTAL           REDEMPTION         REDEMPTION
                    RETURN           VALUE/NAV          VALUE/NAV

1 YEAR               4.90              7.06               7.02

5 YEAR               6.73              6.72               7.02

10 YEAR              7.07              6.61               7.02

SINCE
INCEPTION            N/A                N/A                N/A


The net change in the value of an assumed initial investment of $10,000 for the ten year period of business of the predecessor common trust fund ending August 31, 1996 would be $19,797.

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VISTA SELECT NEW JERSEY TAX FREE INCOME FUND


                                     BEGINNING             ENDING
                   TOTAL            REDEMPTION           REDEMPTION
                   RETURN            VALUE/NAV            VALUE/NAV

1 YEAR              3.97              109.51                9.96

5 YEAR              6.17              103.51                9.96

10 YEAR             N/A                 N/A                  N/A

SINCE
INCEPTION           6.69              100.00                9.96


The net change in the value of an assumed initial investment of $10,000 for the ten year period of business of the predecessor common trust fund ending August 31, 1996 would be $14,993.

                                     Page 4